        (BW)(BUFFETS HOLDINGS) Buffets Holdings, Inc. Announces Results for the Year Ended June 29, 2005 and Sales Guidance for the First Quarter of Fiscal 2006

        EAGAN, Minn. — (BUSINESS WIRE) — August 25, 2005 — Buffets Holdings, Inc. (“Buffets Holdings”), the parent company of Buffets, Inc. (“Buffets”), today reported operating results for its fiscal year ended June 29, 2005.

        Buffets Holdings reported sales for the fiscal year ended June 29, 2005, of $926.8 million, versus sales of $942.8 million for the fiscal year ended June 30, 2004. While average weekly sales for fiscal 2005 of $50,273 were 0.6% higher than fiscal 2004 average weekly sales, total sales declined by 1.7% in fiscal 2005. This decline was largely due to a 2.3% reduction in operating capacity, measured in operating weeks, as Buffets closed eleven restaurants and opened five during fiscal 2005. Same-store sales for fiscal 2005 decreased by 0.6% as compared to those reported for the prior year. This decrease reflected a 3.0% decline in guest traffic and a 2.4% increase in average check.

        Net loss for fiscal 2005 was $2.2 million, as compared to net income of $8.0 million for fiscal 2004.

        Sales for the fourth quarter of fiscal 2005 (the 12-week period ended June 29, 2005) totaled $226.8 million, as compared to sales of $224.4 million for the comparable period in the prior year. Average weekly sales for the fourth quarter of fiscal 2005 of $53,485 were 3.2% higher than average weekly sales for the prior year period. Same-store sales for the fourth quarter of fiscal 2005 increased by 1.3%, as compared to those reported for the comparable period in the prior year. This increase reflected a 3.1% increase in average check and a 1.8% decline in guest traffic.

        Net loss for the fourth quarter of fiscal 2005 was $1.6 million, as compared to net income of $1.5 million for the fourth quarter of fiscal 2004.

        Buffets Holdings also announced that it currently expects same-store sales for the first quarter of fiscal 2006 (the 12-week period ending September 21, 2005) to range between a four and six percent increase versus the comparable period in fiscal 2005.

        Buffets Holdings will be conducting a conference call to discuss operating results for the quarter and fiscal year ended June 29, 2005, on Thursday, August 25, 2005 at 11:00 a.m. (Eastern). You may access this call starting at 10:45 a.m. (Eastern).

        The conference phone number is 1-888-228-7864 and the conference ID number is 8152784. Roe Hatlen, the Chief Executive Officer of Buffets Holdings, is the conference call leader. In consideration of your fellow participants, the Company requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, September 2, 2005 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 8152784. Information regarding non-GAAP financial measures discussed in the conference call can be found at www.buffet.com on the financial information page.

        Buffets currently operates 355 restaurants in 33 states comprised of 346 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 18 buffet restaurants in seven states.

        The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

        The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results including, specifically, first quarter fiscal 2006 same-store sales guidance, to differ materially from those set forth in, or implied by, forward looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions, negative publicity, the impact of competition, the seasonality of Buffets Holdings’ business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, government regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the “Risk Factors” and “Forward-Looking Statements” sections contained in Buffets Holdings’ Form 10-K which was filed with the Securities and Exchange Commission on September 28, 2004. The statements in this release reflect Buffets Holdings’ current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

CONTACTS:
Buffets Holdings, Inc., Eagan, MN
R. Michael Andrews, Jr., Chief Operating Officer (651) 365-2626, or
Don Van der Wiel, Vice President, Finance (651) 365-2789

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	June 29,
	2004	2005
	(In thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,072	$20,662
Restricted cash and cash equivalents	16,228	—
Receivables	6,963	6,632
Inventories	18,673	18,957
Prepaid expenses and other current assets	5,244	6,318
Deferred income taxes	15,915	12,533

Total current assets	89,095	65,102
PROPERTY AND EQUIPMENT, net	149,618	146,653
GOODWILL, net	312,163	312,163
DEFERRED INCOME TAXES	1,033	8,195
OTHER ASSETS, net	15,622	12,910

Total assets	$567,531	$545,023

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$43,280	$44,883
Accrued liabilities	68,663	70,219
Income taxes payable	4,531	6,990
Current maturities of long-term debt	2,300	2,016

Total current liabilities	118,774	124,108
LONG-TERM DEBT, net of current maturities	496,039	464,178
DEFERRED LEASE OBLIGATIONS	21,621	28,375
OTHER LONG-TERM LIABILITIES	7,013	6,731

Total liabilities	643,447	623,392

SHAREHOLDERS' DEFICIT:
Preferred stock, $.01 par value; 1,100,000 shares
authorized; none issued and outstanding as of June
30, 2004 and June 29, 2005	—	—
Common stock, $.01 par value; 3,600,000 shares
authorized; shares issued and outstanding of
3,185,672 as of June 30, 2004 and 3,175,135 as of
June 29, 2005	32	32
Additional paid in capital	—	14
Accumulated deficit	(75,948)	(78,415)

Total shareholders' deficit	(75,916)	(78,369)

Total liabilities and shareholders' deficit	$567,531	$545,023

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Year Ended		For the 12 Weeks Ended
	June 30,	June 29,	June 30,	June 29,
	2004	2005	2004	2005
	(In thousands)

RESTAURANT SALES	$942,831	$926,781	$224,375	$226,831
RESTAURANT COSTS:
Food	307,807	307,087	74,363	76,555
Labor	287,467	279,214	66,026	67,480
Direct and occupancy	217,388	222,287	50,756	52,903

Total restaurant costs	812,662	808,588	191,145	196,938
ADVERTISING EXPENSES	25,854	24,014	6,764	6,294
GENERAL AND ADMINISTRATIVE
EXPENSES	42,722	43,512	9,628	10,477
IMPAIRMENT OF ASSETS	1,878	3,609	1,878	3,609
FINANCING-RELATED COMPENSATION
EXPENSES	2,240	—	2,240	—

OPERATING INCOME	57,475	47,058	12,720	9,513
INTEREST EXPENSE	39,609	48,100	10,094	11,101
INTEREST INCOME	(424)	(515)	(116)	(132)
LOSS RELATED TO REFINANCING	4,776	856	(22)	(3)
LOSS RELATED TO EARLY
EXTINGUISHMENT OF DEBT	5,275	1,923	2,548	—
OTHER INCOME	(1,379)	(935)	(251)	(218)

INCOME (LOSS) BEFORE INCOME TAXES	9,618	(2,371)	467	(1,235)
INCOME TAX EXPENSE (BENEFIT)	1,648	(187)	(1,052)	324

Net income (loss)	$7,970	$(2,184)	$1,519	$(1,559)

	Percentage of Sales
	For the Year Ended		For the 12 Weeks Ended
	June 30,	June 29,	June 30,	June 29,
	2004	2005	2004	2005
RESTAURANT SALES	100.0%	100.0%	100.0%	100.0%
RESTAURANT COSTS:
Food	32.6%	33.1%	33.1%	33.7%
Labor	30.5%	30.1%	29.4%	29.7%
Direct and occupancy	23.1%	24.0%	22.6%	23.3%

Total restaurant costs	86.2%	87.2%	85.2%	86.8%
ADVERTISING EXPENSES	2.7%	2.6%	3.0%	2.8%
GENERAL AND ADMINISTRATIVE
EXPENSES	4.5%	4.7%	4.3%	4.6%
IMPAIRMENT OF ASSETS	0.2%	0.4%	0.8%	1.6%
FINANCING-RELATED COMPENSATION
EXPENSES	0.2%	0.0%	1.0%	0.0%

OPERATING INCOME	6.1%	5.1%	5.7%	4.2%
INTEREST EXPENSE	4.2%	5.2%	4.5%	4.9%
INTEREST INCOME	0.0%	-0.1%	-0.1%	-0.1%
LOSS RELATED TO REFINANCING	0.5%	0.1%	0.0%	0.0%
LOSS RELATED TO EARLY EXTINGUISHMENT
OF DEBT	0.6%	0.2%	1.1%	0.0%
OTHER INCOME	-0.1%	-0.1%	-0.1%	-0.1%

INCOME (LOSS) BEFORE INCOME TAXES	1.0%	-0.3%	0.2%	-0.5%
INCOME TAX EXPENSE (BENEFIT)	0.2%	0.0%	-0.5%	0.1%

Net income (loss)	0.8%	-0.2%	0.7%	-0.7%

Certain percentage amounts do not sum to total due to rounding.

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Year Ended		For the 12 Weeks Ended
	June 30,	June 29,	June 30,	June 29,
	2004	2005	2004	2005
	(In thousands)

OPERATING ACTIVITIES:
Net income (loss)	$7,970	$(2,184)	$1,519	$(1,559)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation and amortization	33,807	32,247	7,802	7,305
Amortization of debt issuance costs	1,370	1,386	345	315
Write-off of debt issuance costs	4,201	—	—	—
Accretion of original issue discount	2,049	11,906	1,431	2,743
Loss related to early extinguishment of debt	5,275	1,923	2,548	—
Impairment of assets	1,878	3,609	1,878	3,609
Deferred income taxes	1,200	(3,780)	(706)	(3,793)
Loss on disposal of assets	305	2,280	113	517
Changes in assets and liabilities:
Receivables	(235)	331	646	901
Inventories	(674)	(683)	(106)	(80)
Prepaid expenses and other assets	2,795	(1,074)	4,658	3,801
Accounts payable	(497)	1,704	1,513	1,320
Accrued and other liabilities	(8,698)	2,551	(1,990)	5,316
Income taxes payable	(256)	2,459	(1,000)	4,075

Net cash provided by operating activities	50,490	52,675	18,651	24,470

INVESTING ACTIVITIES:
Proceeds from sale leaseback transactions	2,710	—	—	—
Purchase of property and equipment	(33,007)	(29,131)	(5,202)	(8,399)
Acquisition of 20% minority interest in Tahoe
Joe's Inc.	(370)	—	—	—
Proceeds from sale of other assets	2,284	660	261	749

Net cash used in investing activities	(28,383)	(28,471)	(4,941)	(7,650)

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(UNAUDITED)

	For the Year Ended		For the 12 Weeks Ended
	June 30,	June 29,	June 30,	June 29,
	2004	2005	2004	2005
	(In thousands)
FINANCING ACTIVITIES:
Repayment of debt	$(172,953)	$(29,781)	$(576)	$(8,000)
Redemption of subordinated notes	(27,364)	—	(9,053)	—
Repurchase of common stock	(380)	(284)	—	—
Proceeds from issuance of common stock	241	15	—	—
Proceeds from issuance of senior discount notes	75,073	—	75,073	—
Unrestricted cash proceeds from credit facility	195,300	—	—	—
Initial restricted cash proceeds from credit
facility	34,700	—	—	—
Restricted cash proceeds from credit facility
available as of year end	(16,228)	—	—	—
Reduction of restricted cash available during
the period for early extinguishment of debt	—	16,228	17,300	—
Use of restricted cash for early extinguishment
of debt	(18,472)	(15,736)	(17,300)	—
Use of unrestricted cash for early extinguishment
of debt	(15,300)	—	—	—
Dividends	(60,937)	—	(60,937)	—
Debt issuance costs	(5,570)	(56)	(2,877)	—

Net cash provided by (used in) financing
activities	(11,890)	(29,614)	1,630	(8,000)

NET CHANGE IN CASH AND CASH EQUIVALENTS	10,217	(5,410)	15,340	8,820
CASH AND CASH EQUIVALENTS, beginning of
period	15,855	26,072	10,732	11,842

CASH AND CASH EQUIVALENTS, end of period	$26,072	$20,662	$26,072	$20,662

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of capitalized interest of
$280, $538, $73 and $167, respectively)	$37,286	$32,530	$3,861	$79

Income taxes	$700	$1,130	$654	$42